UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 12, 2018

CDTi ADVANCED MATERIALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33710	06-1393453
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1700 Fiske Place
Oxnard, California	93033
(Address of Principal Executive Offices)	(Zip Code)

(805) 486-4649

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                              Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Employment Agreements

Effective October 12, 2018, CDTi Advanced Materials, Inc. entered into employment agreements (each, an “Employment Agreement”, and collectively, the “Employment Agreements”) with Matthew Beale, our Chief Executive Officer, Peter J. Chase, our Chief Operating Officer, and Tracy A. Kern, our Chief Financial Officer (each, an “Executive”). The Employment Agreements supersede and replace each Executive’s existing employment agreement with us.

Pursuant to his Employment Agreement, Mr. Beale will be entitled to receive an annual base salary of $300,000. Additionally, Mr. Beale will be eligible to receive an annual bonus based on our achievement of financial objectives established by our board as well as agreed upon personal business objectives. The annual bonus target will be 70% of base salary.

Pursuant to his Employment Agreement, Mr. Chase will be entitled to receive an annual base salary of $250,000. Additionally, Mr. Chase will be eligible to receive an annual bonus based on our achievement of financial objectives established by our board as well as agreed upon personal business objectives. The annual bonus target will be 50% of base salary.

Pursuant to her Employment Agreement, Ms. Kern will be entitled to receive an annual base salary of $220,000. Additionally, Ms. Kern will be eligible to receive an annual bonus based on our achievement of financial objectives established by our board as well as agreed upon personal business objectives. The annual bonus target will be 50% of base salary.

In the event any Executive’s employment is terminated without cause or such Executive resigns for good reason, in exchange for a release of claims, he or she will receive the following severance payments:

•                  six months’ base salary, payable in installments in accordance with our regular payroll practices;

•                  continued medical, dental and vision coverage under our group health plan for a period of six months following termination;

•                  the prorated portion (based on the number of full months of employment during the year of termination) of such Executive’s annual bonus for the year in which the termination occurs calculated and payable pursuant to the terms of the applicable bonus program in effect as determined by the Board, paid no later than 45 days from the date on which audited financial statements covering such calendar year are filed on Form 10-K; and

•                  if such termination of employment occurs concurrent with or subsequent to a change in control of our company, immediate vesting of all of such Executive’s unvested stock options.

If any Executive’s employment is terminated due to such Executive’s disability, in exchange for a release of claims, he or she will receive the following severance payments:

•                  three months’ base salary, payable in installments in accordance with our regular payroll practices;

•                  continued medical, dental and vision coverage under our group health plan for a period of three months following termination; and

•                  the prorated portion (based on the number of full months of employment during the year of termination) of such Executive’s annual bonus for the year in which the termination occurs calculated and payable pursuant to the terms of the applicable bonus program in effect as determined by the Board, paid no later than 45 days from the date on which audited financial statements covering such calendar year are filed on Form 10-K.

The foregoing description of the Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of each of the Employment Agreements. A copy of Mr. Beale’s Employment Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of Mr. Chase’s Employment Agreement is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of Ms. Kern’s Employment Agreement is attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Executive Stock Option Grants

On October 12, 2018, the Compensation and Nominating Committee of our board granted to each of Mr. Beale, Mr. Chase, Ms. Kern, and Stephen J. Golden, our Chief Technology Officer, a “Time-Based Option” and a “Performance-Based Option” to purchase shares of our common stock, in each case pursuant to the CDTi Advanced Materials, Inc. 2016 Omnibus Incentive Plan, in the amounts set forth below. Each Time-Based Option shall vest 50% on December 31, 2018 and 50% on December 31, 2019. Each Performance-Based Option shall be earned based on the achievement of certain financial metrics tied to operating income and, once earned, (i) 50% shall vest on the later of (A) September 30, 2019 and (B) the date the options have been earned, and (ii) 50% shall vest on September 30, 2020.

Name	Time-Based Options	Performance-Based Options
Matthew Beale	12,000	22,500
Peter J. Chase	12,000	22,500
Stephen J. Golden	9,000	15,000
Tracy A. Kern	9,000	15,000

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit
Number	Description

10.1	Employment Agreement, dated as of October 12, 2018, between CDTi Advanced Materials, Inc. and Matthew Beale.

10.2	Employment Agreement, dated as of October 12, 2018, between CDTi Advanced Materials, Inc. and Peter J. Chase.

10.3	Employment Agreement, dated as of October 12, 2018, between CDTi Advanced Materials, Inc. and Tracy A. Kern.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 18, 2018	CDTi ADVANCED MATERIALS, INC.

	By:	/s/ Tracy Kern
Tracy Kern
Chief Financial Officer